EXHIBIT 24.4

POWER OF ATTORNEY

     I, the undersigned member of the Board of Directors of WGL Holdings, Inc. (“Company”), hereby constitute and appoint James H. DeGraffenreidt, Jr., and Frederic M. Kline, and each of them, my true and lawful attorneys-in-fact to execute and sign the Registration Statement for me and in my name to be filed by the Company with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933 in connection with the registration of 260,000 shares of the Company’s Common Stock to be offered pursuant to the Washington Gas Light Company Savings Plan and Washington Gas Light Company Capital Appreciation/Union Employees’ Savings Plan (Form S-8) and to sign any and all pre-effective and post-effective amendments to such Registration Statement and any and all other documents in connection therewith, and to cause any and all such documents to be filed with the Securities and Exchange Commission and any state securities commissions, granting unto my attorneys-in-fact full power and authority to do and perform each and every act as I might or could do in person.

/s/ Melvyn J. Estrin

Print Name:	Melvyn J. Estrin

Date:	April 7, 2003